UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

312 Walnut Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip code)

(513) 824-3200

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Scripps Networks Interactive Inc. (the “Company”) announced that its Board of Directors has authorized a $1 billion share repurchase program. As part of this program, the Company agreed to repurchase 6,430,027 shares of its Class A Common Shares for approximately $300 million, or $46.66 per share, from The Edward W. Scripps Trust, the Company’s controlling shareholder. The remaining $700 million authorization is for the repurchase of Class A Common Shares on the open market. The $1 billion share repurchase program replaces the Company’s previous 5-million share authorization approved in 2008.

A copy of the press release announcing the share repurchase program is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: June 30, 2011	By:	/s/ Lori A. Hickok
Lori A. Hickok
Executive Vice President, Finance

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